Exhibit 10.4

THINK HOLDINGS AS

PROMISSORY NOTE

Issue Date: October 1, 2010	$5,000,000.00

FOR VALUE RECEIVED, THINK HOLDINGS AS, a Norwegian limited liability company (the “Company”), hereby promises to pay to the order of ENER1, INC., or its permitted successors or assigns (the “Holder”), the sum of FIVE MILLION U.S. DOLLARS (US$5,000,000.00) in same day funds on or before November 15, 2010 (the “Maturity Date”) or as is provided by Section 1(b) below.

1.            PAYMENT OF THIS NOTE.

(a)           Interest Rate.  From and including the date hereof, this Note shall bear interest on the unpaid principal amount hereof (“Interest”) at an annual rate equal to 5%, computed on the basis of a 360-day year and calculated using the actual number of days elapsed since and including the Issue Date or the date on which Interest was most recently paid, as the case may be.

(b)           Payment on Maturity Date.  The outstanding principal amount of this Note plus all accrued and unpaid Interest shall be paid in full on the earlier of (i) the Maturity Date or (ii) the completion of the new round of Series B Preferred Stock financing by Think Holdings AS scheduled to close on or about October 31, 2010 (or such other equity financing approved by the Holder).  All amounts due on this Note that is not timely paid will accrue interest at the default interest rate of the lesser of 18% per annum and the maximum interest rate permitted by applicable law; compounded monthly, until paid.

(c)           Payment in Cash.  All payments of principal and Interest (including default interest (if any)) shall be paid in cash by wire transfer of immediately available funds.

2.            MISCELLANEOUS.

(a)           Failure to Exercise Rights not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company does not pay any amount under this Note when such amount becomes due, the Company shall bear all costs incurred by the Holder in collecting such amount, including, without limitation, reasonable legal fees and expenses.

(b)           Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Note shall be in writing.

(c)           Amendments and Waivers.  No amendment to this Note may be made or given except pursuant to a written instrument executed by the Company and by the Holder.  No waiver of any provision of this Note may be made except pursuant to a written instrument executed by the party against whom such waiver is sought to be enforced.  Any waiver given pursuant hereto shall be effective only in the specific instance and for the specific purpose for which given.

(d)           Lost or Stolen Note.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver to the Holder a new Note identical in all respects to this Note.

(e)           Governing Law.  This Note shall be governed by and construed in accordance with the laws of Norway and we accept Oslo tingrett as due venue for any disputes arising hereunder.

(f)           Successors and Assigns.  The Holder may not sell, transfer or otherwise dispose of all or any part of this Note (including, without limitation, pursuant to a pledge) to any person or entity without the Company’s prior written consent (which shall not be unreasonably withheld).  The Company may not assign its rights or obligations under this Note without the prior written consent of the Holder.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder.

(f)           Usury.  This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the date first above written.

THINK HOLDINGS AS

By:	/s/ Barry Engle
Name: Barry Engle
Title: Chief Executive Officer

We, the undersigned, both being of legal age, hereby confirm that the above-mentiond have signed this Promissory Note in our presence.

Name:	Name:
Date of birth.	Date of birth.

Address:	Address:
Signature.	Signature.